UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 28, 2016

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2016, John A. Brooks entered into an amendment (the “Amendment”) to his Employment Agreement, dated May 9, 2016 (the “Agreement”), with Penn Virginia Corporation (the “Company”) effective as of September 28, 2016. Pursuant to the Amendment, Mr. Brooks will serve as the Principal Executive Officer of the Company at the discretion of the Board of Directors of the Company. The Amendment also extends the term of the Agreement until December 31, 2016.

The description of the Amendment in this report is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement, dated September 28, 2016, between the Company and John A. Brooks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2016	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement, dated September 28, 2016, between the Company and John A. Brooks.